Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2005, among SmartVideo Technologies, Inc., a Delaware corporation, with headquarters located at 3505 Koger Boulevard, Suite 400, Duluth, Georgia 30096 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).
RECITALS
     A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.
     B. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) shares of the Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company, in the amount set forth opposite such Buyer’s name on the Schedule of Buyers (which aggregate amount for all Buyers shall collectively be referred to herein as the “Preferred Shares”), (ii) a warrant to acquire shares of Common Stock, par value $.001 per share (the “Common Stock”) of the Company at a price of $1.75 per share (the “$1.75 Warrants”), in substantially the form attached hereto as Exhibit A-1 (as exercised, collectively, the “$1.75 Warrant Shares”), and (iii) a warrant to acquire shares of Common Stock at a price of $2.00 per share (the “$2.00 Warrants” and, collectively with the $1.75 Warrants, the “Warrants”), in substantially the form attached hereto as Exhibit A-2 (as exercised, collectively, the “$2.00 Warrant Shares” and, collectively with the $1.75 Warrant Shares, the “Warrant Shares”).
     C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
     D. The Preferred Shares, the Warrants, the Warrant Shares, the Strategic Investment Securities (as defined herein) and the shares of the Common Stock into which the Preferred Shares and the Strategic Investment Securities are convertible collectively are referred to hereinafter as the "Securities”.
     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:
     1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.
          (a) Purchase of Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 herein:

          (i) The Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the date hereof (the “First Closing Date”), the number of Preferred Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, along with the Warrants to acquire up to that number of $1.75 Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers and that number of $2.00 Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (the “First Closing”). The purchase price for the Preferred Shares and related Warrants to be purchased by each Buyer at the First Closing shall be the amount set forth opposite such Buyer’s name in column (6) of the Schedule of Buyers (the “First Closing Purchase Price”). The First Closing shall occur on the First Closing Date at the offices of the Company.
          (ii) In the event that a Strategic Investor shall have entered into a binding agreement with the Company to make a Strategic Investment, or otherwise made a Strategic Investment, within 90 days after the First Closing Date, each Buyer shall have the right, but not the obligation, to purchase securities identical to those being purchased through such Strategic Investment (“Strategic Investment Securities”) on the same terms and conditions as such Strategic Investor. The Buyers shall be entitled to purchase, in the aggregate, a dollar amount of Strategic Investment Securities equal to the aggregate First Closing Purchase Price paid by all Buyers. Each Buyer shall be entitled to purchase a portion of Strategic Investment Securities in the same proportion that the First Closing Purchase Price paid by such Buyer at the First Closing bears to the aggregate First Closing Purchase Price paid by all Buyers. In the event that any Buyer elects to purchase none or less than its pro rata share of Strategic Investment Securities, then the other Buyers may elect to purchase more than their pro rata shares, with any such Strategic Investment Securities being divided among each Buyer electing to purchase more than its pro rata share in the same proportion that the First Closing Purchase Price paid by each such Buyer bears to the First Closing Purchase Price paid by each other such Buyer. The Company shall promptly notify the Buyers of the execution of a term sheet or any agreement or Strategic Investment (as applicable), and each Buyer shall have five Business Days from the date of delivery of such notice to notify the Company of its election to purchase Strategic Investment Securities. On the fifth Business Day following a Strategic Investment (the “Strategic Closing Date”), the Company shall issue and sell to each Buyer electing to purchase Strategic Investment Securities, and each Buyer electing to purchase Strategic Investment Securities severally, but not jointly, agrees to purchase from the Company, such Strategic Investment Securities (the “Strategic Closing”) at an aggregate purchase price equal to the First Closing Purchase Price (the “Strategic Closing Purchase Price”).
          (iii) In the event that a Strategic Investor shall not have entered into a binding agreement with the Company to make a Strategic Investment, or otherwise made a Strategic Investment, within 90 days after the First Closing Date, but the Secondary Closing Conditions shall have been fulfilled within 75 days after the First Closing Date (or those of the Buyers who elect to waive shall have waived in writing within 90 days after the First Closing Date, the fulfillment of the Secondary Closing Conditions), the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company, the number of Preferred Shares as is set forth opposite such Buyer’s name in column (9) on the Schedule of Buyers, along with the Warrants to acquire up to that number of $1.75 Warrant Shares as is set forth opposite such Buyer’s name in column (10) on the

Schedule of Buyers and that number of $2.00 Warrant Shares as is set forth opposite such Buyer’s name in column (11) on the Schedule of Buyers (the “Secondary Closing” and, with the First Closing and the Strategic Closing, each a “Closing”). The purchase price for the Preferred Shares and related Warrants to be purchased by each Buyer at the Secondary Closing shall be the amount set forth opposite such Buyer’s name in column (12) of the Schedule of Buyers (the “Secondary Closing Purchase Price” and, with the First Closing Date Purchase Price and the Strategic Closing Date Purchase Price, each a “Purchase Price”). The Company shall promptly notify the Buyers of the satisfaction of the Secondary Closing Conditions (or if the Secondary Closing Conditions are not satisfied within 75 days after the First Closing Date, those of the Buyers who elect to waive shall have waived in writing by no later than 82 days after the First Closing Date the fulfillment of the Secondary Closing Conditions), and on the tenth day following the delivery of such notice (the “Secondary Closing Date” and, with the First Closing Date and the Strategic Closing Date, each a “Closing Date”), the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees (to the extent the Secondary Closing Conditions are fulfilled or are waived by such Buyer) to purchase from the Company, such Preferred Shares and Warrants.
          (b) Form of Payment; Delivery of Certificates. On each Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Securities to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver within three Business Days to each Buyer (A) one or more stock certificates evidencing the number of Preferred Shares and/or Strategic Investment Securities such Buyer is purchasing, and/or (B) one or more Warrants pursuant to which such Buyer shall have the right to acquire $1.75 Warrant Shares and/or $2.00 Warrant Shares, in all cases duly executed on behalf of the Company and registered in the name of such Buyer.
     2. BUYER’S REPRESENTATIONS AND WARRANTIES.
          As of the date hereof, each Buyer represents and warrants to the Company with respect to only itself that:
          (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Preferred Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and such Buyer does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
          (b) Investor Status. At the time such Buyer was offered the Securities, such Buyer was, and at each Closing, and on each date on which such Buyer exercises the Warrants such

Buyer will be a sophisticated investor as described in Rule 506(b)(2)(ii) of Regulation D and an “accredited investor” as defined in Rule 501(a) of Regulation D.
          (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
          (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
          (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(r)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(f); provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.
          (g) Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares, the Warrants and the stock certificates representing the Warrant Shares and the Common Stock, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
          (h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

          (j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.
          (k) Broker-Dealer Status. Such Buyer is a not a registered broker-dealer or, if such Buyer is an affiliate of a broker-dealer, such Buyer is acquiring the Securities hereunder in the ordinary course of its business and such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          As of the date hereof, the Company represents and warrants to each of the Buyers that:
          (a) Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).
          (b) Authorization; Enforcement; Validity. Except as set forth in Section 3(c) hereof, the Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designation in the form attached hereto as Exhibit D, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants and the shares of Common Stock issuable upon conversion of the Preferred Shares have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or, except as set forth in Section 3(c) hereof, its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (c) Issuance of Securities. The Preferred Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Preferred Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Preferred Stock. As of the Closing Date, the Company does not have a sufficient number of authorized shares of Common Stock reserved to equal the number of shares of Common Stock underlying the Warrants and the Preferred Shares. As soon as reasonably practicable, but in any case within 120 days, after the Closing Date, the Company shall use its best efforts to obtain stockholder approval of an amendment to the Company’s Certificate of Incorporation in order to increase the number of authorized shares of Common Stock to at least 100,000,000 shares. Subsequent to the stockholders’ approval of such amendment to the Certificate of Incorporation, the Company shall, so long as any of the Preferred Shares and the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Preferred Stock and the exercise of the Warrants, 100% of the number of shares of Common Stock issuable upon conversion of the Preferred Shares and the exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Preferred Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.
          (d) No Conflicts. Except as set forth in Section 3(c) hereof, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or Bylaws (as defined below) of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the over-the-counter market (the “Principal Market”)) or other principal market applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.
          (e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.
          (f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.
          (g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Except as set forth in Schedule 3(g), the Company has not engaged any placement agent or other agent in connection with the sale of the Company’s debt or equity securities for financing purposes.
          (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.
          (i) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware, including Section 203 of the Delaware General Corporation Law, which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.
          (j) SEC Documents; Financial Statements. Except as set forth in Schedule 3(j), during the two years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.
          (k) Absence of Certain Changes. Since December 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since December 31, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $1,000,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3(r)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured,

(iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
          (l) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 or SB-2 filed with the SEC relating to an issuance and sale by the Company of its Preferred Stock and which has not been publicly announced.
          (m) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under the Certificate of Incorporation or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any Subsidiary is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2004, (i) the Common Stock has been designated for quotation or listed on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market, and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market, or any requests for information in connection with any informal inquiry or formal investigation or proceedings regarding the Company or its officers and directors and (iv) except as set forth in Schedule 3(j), the Company has not received any comment letters from the staff of the SEC concerning any filings made by the Company which have not been resolved to the satisfaction of the SEC staff. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
          (n) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (o) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.
          (p) Transactions With Affiliates. Except as set forth in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, the Company’s Registration Statement on Form SB-2 filed with the SEC on June 30, 2005, the Company’s Form 8-K filed with the SEC on August 19, 2005 and the Company’s Quarterly Report on Form 10-QSB filed with the SEC on September 14, 2005, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.
          (q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 50,000,000 shares of Common Stock, of which as of the date hereof, 26,812,179 shares are issued and outstanding and 10,299,544 shares are reserved for issuance pursuant to the Company’s employee incentive plan and other warrants, exercisable or exchangeable for, or convertible into, shares of Common Stock, and (y) 50,000,000 shares of convertible preferred stock, of which as of the date hereof, none are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3(q): (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(r)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents (as defined herein) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any Subsidiary’s respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished or made available to the Buyer true, correct and complete copies of the Company’s certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.
          (r) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. No outstanding Indebtedness is secured. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and broadcast rights payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
          (s) Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Securities or any of its Subsidiaries or any of the Company’s or the Company’s Subsidiary’s officers or directors, whether of a civil or criminal nature or otherwise.
          (t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, including directors’ and officers’ liability insurance with a policy limit of at least $5,000,000. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
          (u) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No current or former executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. The continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.
               (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (v) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (w) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.
          (x) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
          (y) Tax Status. Except as indicated in the Side Letter, the Company and each of its Subsidiaries (i) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (ii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
          (z) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference, except where the failure to satisfy any of clauses (i) through (iv) above, would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. The Company’s independent public accountant has not informed the Company, including the Company’s board of directors, pursuant to Section 10A of the 1934 Act or otherwise, of any illegal act or fraud involving the Company, of any material weakness or significant deficiency in the Company’s internal control over financial reporting, or of any disagreements it has had with management of the Company.
          (aa) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
          (bb) Manipulation of Price. The Company has not, and to the actual knowledge of the directors and officers of the Company, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.
          (cc) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
          (dd) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their respective agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
     4. COVENANTS.
          (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 4, 5, 6 and 7 of this Agreement.
          (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.
          (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Preferred Stock, Warrant Shares and share of Common Stock into which the Preferred Shares are converted and none of the Warrants is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.
          (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, prospectively and retrospectively, including general and administrative expenses, and current accounts payable (a list of which has been provided to the Buyers), but not for (i) the repayment of other outstanding Indebtedness of the Company or any of its Subsidiaries in excess of $250,000 or (ii) the payment of bonuses or other compensation except for salaries to officers, directors or other affiliates of the Company. The Company may repay in full the loan in the principal amount of $225,000 (plus accrued interest thereon) made to the Company by Justin A. Stanley as described in the Company’s Form 8-K filed with the SEC on August 19, 2005.
          (e) Financial Information. The Company agrees to send to each Buyer during the Reporting Period, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within five (5) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
          (f) Listing. The Company shall promptly (i) secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and (ii) secure the listing of all of the Registrable Securities upon the NASDAQ SmallCap Market or the NASDAQ National Market if and when the Company satisfies the applicable listing requirements. The Company shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).
          (g) Fees. Within three Business Days of each Closing, the Company shall pay all reasonable attorney’s fees incurred by the Buyers relating to or arising out of the transactions contemplated hereby. The Company shall also be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in this Agreement or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.
          (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.
          (i) Additional Registration Statements. Except as set forth on Schedule 4(i), so long as any Warrant Shares or shares of Common Stock into which any Preferred Shares have been converted are issued and outstanding but no Registration Statement (as defined in the Registration Rights Agreement) has been filed with respect to such Warrant Shares or shares of Common Stock, the Company will not file a registration statement under the 1933 Act relating to securities that are not the Securities until the date that a Registration Statement with respect to such Warrant Shares or shares of Common Stock is first declared effective by the SEC (the “Effective Date”), provided that the Company may include in a Registration Statement the securities listed on Schedule 4(i).
          (j) Corporate Existence. So long as any Buyer beneficially owns any Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or, except in compliance with the Warrant, sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on the Principal Market, the New York Stock Exchange or the American Stock Exchange.
          (k) Reservation of Shares. As soon as reasonably practicable after the Closing Date, the Company shall use its best efforts to obtain stockholder approval of an amendment (the “Amendment”) to the Company’s Certification of Incorporation in order to increase the number of authorized shares of Common Stock to at least 100,000,000 shares. Subsequent to the stockholders’ approval of such amendment to the Certificate of Incorporation, the Company shall, so long as any of the Preferred Stock and Warrants are outstanding, take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants being issued at the Closing in conformity with Section 3(c).
          (l) Buyers’ Agreement to Vote for Amendment. Each of the Buyers shall vote, by proxy, consent solicitation or otherwise, to approve the Amendment within the time period required for the Amendment to be approved in accordance with the Delaware General Corporation Law.
     5. TRANSFER RESTRICTIONS; TRANSFER AGENT INSTRUCTIONS.
          (a) Transfer Restrictions. The legend set forth in Section 2(g) shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped, if (i) in connection with any sale of such Securities made pursuant to a Registration Statement and in accordance with the prospectus delivery requirements under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Securities may be made without registration under the applicable requirements of the 1933 Act and the legend may be removed from such certificate in connection with such sale, assignment or other transfer, or (iii) such holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144. The Company shall cause its legal counsel to issue the legal opinion included in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for any or all of the Securities, the Company will no later than three Business Days following the delivery by a Buyer to the Company or the Company’s transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Buyer a certificate representing such Securities that is free from all restrictive and other legends. Following the Effective Date and upon the delivery to any Buyer of any certificate representing Securities that is free from all restrictive and other legends, such Buyer agrees that any sale of such Securities shall be made pursuant to a

Registration Statement and in accordance with the plan of distribution described therein or pursuant to an available exemption from the registration requirements of the 1933 Act. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 2(g). The Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock or the Preferred Stock. In order for the Buyers to effect sales under a Registration Statement in accordance with the legal opinion included in the Irrevocable Transfer Agent Instructions, the Company agrees to give notice, at any time and from time to time upon written request of any Buyer, to the Company’s transfer agent that (a) the Company has filed all required reports under the 1934 Act, (b) there is no stop order suspending the effectiveness of the Registration Statement, and (c) there has been no event that would cause the Registration Statement to include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The notice in the foregoing sentence shall be given by the Company on the same business day as the request is made if the request is made at or prior to 11:00 A.M., EST, on any business day, and within one business day if the request is made after 11:00 A.M., EST.
          (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants in the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.
          (c) Breach. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
          (d) Additional Relief. If the Company shall fail for any reason or for no reason to issue to such holder unlegended certificates within three (3) Business Days of receipt of documents necessary for the removal of legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to the holder, if on or after the Business Day immediately following such three (3) Business Day period, the holder purchases (in an open market transaction or otherwise) Securities to deliver in satisfaction of a sale by the holder of Securities that the holder anticipated receiving from the Company (a “Buy-In"), then the Company shall, within five (5) Business Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the Securities so purchased (the “Buy-In Price"), at which point the Company’s obligation to deliver such certificate (and to issue such Securities) shall terminate, or (ii) if applicable, promptly honor its obligation to deliver to the holder a certificate or certificates representing such Securities and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Securities, times (B) the Closing Bid Price (as defined in the Warrants) on the Deadline Date.
     6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
          The obligation of the Company hereunder to issue and sell Securities to each Buyer at any Closing is subject to the satisfaction, at or before the corresponding Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
          (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
          (b) Such Buyer shall have delivered to the Company the Purchase Price for the Securities being purchased by such Buyer and each other Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
          (c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.
          (d) At any time that the Buyer or any other Person shall have a beneficial ownership interest (within the meaning of Rule 13d-3 under the 1934 Act), or a direct or indirect pecuniary interest (within the meaning of Rule 16a-1(a)(2) under the 1934 Act) in the Securities, the Buyer and each such Person shall not, directly or indirectly, make any short sale or maintain any short position, establish or maintain a “put equivalent position” (within the meaning of Rule 16a- 1(h) under the 1934 Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or any securities convertible into, exercisable for or exchangeable for Common Stock of the Company.
     7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.
          The obligation of each Buyer hereunder to purchase Securities at any Closing is subject to the satisfaction, at or before the corresponding Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

               (a) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Securities being purchased by such Buyer at such Closing pursuant to this Agreement.
               (b) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.
               (c) The Common Stock (i) shall be listed on the Principal Market and (ii) shall not have been suspended, as of such Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of such Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
               (d) The representations and warranties of the Company shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Closing Date.
               (e) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.
               (f) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
               (g) The Board of Directors of the Company shall have taken all necessary and proper corporate action to appoint Michael Criden and Glen Singer as members of the Board of Directors of the Company.
               (h) The Company shall have filed the Certificate of Designation substantially in the form attached hereto as Exhibit D with the Secretary of State of Delaware.
     8. TERMINATION. In the event that the First Closing shall not have occurred with respect to a Buyer on or before ten (10) days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.
     9. MISCELLANEOUS.
          (a) Definitions. The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to terms used in this Agreement.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
“Secondary Closing Conditions” means the following conditions precedent: (1) a Strategic Investor shall have entered into a binding agreement with the Company to make a Small Strategic Investment, or otherwise have made a Small Strategic Investment; and (2) four or more of the Secondary Funding Conditions shall have been fulfilled; and (3) the Amendment shall have been adopted by the Company’s stockholders and shall be in full force and effect; and (4) the Registration Statement required to be filed within 30 days after the First Closing Date pursuant to the Registration Rights Agreement shall have been declared effective by the SEC and shall be in full force and effect.
“Secondary Funding Conditions” means the following conditions precedent: (1) an entertainment provider identified in the Side Letter shall be capable of offering its content to mobile viewers utilizing the Company’s services within 75 days after the First Closing Date; and (2) either an entity identified in the Side Letter or one of such entity’s customers shall have entered into an agreement with the Company to distribute video content to its customers within 75 days after the First Closing Date; and (3) a prominent entertainment provider identified in the Side Letter shall be capable of offering its content to mobile viewers utilizing the Company’s services by no later than within 75 days after the First Closing Date; and (4) a prominent computer company identified in the Side Letter shall be actively promoting Company’s service as part of its promotion for applicable products within 75 days after the First Closing Date; and (5) a prominent media company identified in the Side Letter and the Company shall have entered into, at a minimum, a memorandum of understanding relating to such company becoming a purchaser of the Company’s products or services, or a reseller of the Company’s products or services, no later than within 75 days after the First Closing Date.
“Side Letter” means that certain letter, dated October 29, 2005, from the Company to the Buyers identifying a Strategic Investor and certain other parties with which the Company is contemplating business arrangements.
“Small Strategic Investment” means (1) with respect to the Strategic Investor identified in the Side Letter, a purchase by such Strategic Investor from the Company of Common Stock and/or shares of preferred stock of the Company with an aggregate purchase price of less than $5,000,000, or (2) with respect to any other Strategic Investor, a purchase by such Strategic Investor from the Company of Common Stock and/or shares of preferred stock of the Company with an aggregate purchase price of less than $10,000,000.
“Strategic Investment” means (1) with respect to the Strategic Investor identified in the Side Letter, a purchase by such Strategic Investor from the Company of Common Stock and/or shares of preferred stock of the Company with an aggregate purchase price of at least $5,000,000, or (2) with respect to any other Strategic Investor, a purchase by such Strategic Investor from the Company of Common Stock and/or shares of preferred stock of the Company with an aggregate purchase price of at least $10,000,000.
“Strategic Investor” means (1) the potential strategic investor in the Company identified in the Side Letter, or (2) any other party that makes an investment in the Company and also becomes a significant business partner of the Company in connection with its investment, that is, a major purchaser of the Company’s products and services, or a major reseller of the Company’s products and services.
          (b) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida and Broward County, Florida, or any federal court sitting in the Southern District of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
          (d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
          (e) Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural whenever the context and facts require such construction.
          (f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
          (g) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least seventy-five percent of the aggregate amount of the Preferred Shares and the shares of Common Stock into which the Preferred Shares are converted. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
          (h) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
SmartVideo Technologies, Inc.
3505 Koger Boulevard, Suite 400
Duluth, Georgia 30096
Telephone:	(770) 279-3100
Facsimile:	(770) 279-3144
Attention:	Richard E. Bennett, Jr.

with a copy to:

Edwards Angell Palmer & Dodge LLP
350 East Las Olas Boulevard
Suite 1150
Fort Lauderdale, Florida 33301
Telephone:	(954) 727-2600
Facsimile:	(954) 727-2601
Attention:	Leslie J. Croland, P.A.

If to the Transfer Agent:
Continental Stock Transfer and Trust Company
17 Battery Place South
8th Floor
New York, New York 10004
Telephone:	(212) 845-3217
Facsimile:	(212) 616-7616

If to a Buyer, to his address and facsimile number set forth on the Schedule of Buyers, with copies to Akerman Senterfitt, One S.E. Third Avenue, Suite 2800, Miami, Florida 33131, telephone: (305) 374-5600, facsimile: (305) 374-5095, Attention: Jonathan L. Awner, Esq., or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
          (i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least seventy-five percent of the aggregate amount of the Preferred Shares and shares of Common Stock into which the Preferred Shares are converted, including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.
          (j) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          (k) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
          (l) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          (m) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(m) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
          (n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
          (o) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
          (p) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
          (q) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
          (r) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. No Buyer of the Securities or third party has acted as agent for any Buyer in connection with the Purchaser making its investment hereunder, and no Buyer or any other third party will be acting as agent of any Buyer in connection with monitoring its investment in the Securities or in enforcing its rights under this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused its respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: SMARTVIDEO TECHNOLOGIES, INC.
By:	/s/ Richard E. Bennett, Jr.
	Name:	Richard E. Bennett, Jr.
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

/s/ Michael E. Criden

Michael E. Criden
Ghs Holdings
By: /s/ Glenn Singer

Name: Glenn Singer
SME Children LLP
By: /s/ Stephen Esrick

Name: Stephen Esrick
/s/ Scott Hunter

Scott Hunter
/s/ Michael Puder

Michael Puder
/s/ Michael Cohen

Michael Cohen
/s/ Michael Brunnberg

Michael Brunnberg
/s/ Audrey Bennati

Audrey Bennati
Dean and Jessica Goldfine
/s/ Dean Goldfine

Dean Goldfine
/s/ Jessica Goldfine

Jessica Golfine
Doug M. Rudolph Partners Ltd.
By: /s/ Doug Rudolph

Name: Doug Rudolph
Craig Morris/Ernie Frywald
/s/ Craig Morris

Craig Morris
/s/ Ernie Fyrwald

Ernie Fyrwald
/s/ William Matz

William Matz
/s/ Peter Greenberg

Peter Greenberg
Bradcliff Investments, Inc.
By: /s/ Brad Naimer

Name: Brad Naimer
/s/ Todd Katz

Todd Katz
Apex Capital
By: /s/ Robert Rubin,

Name: Robert Rubin,
/s/ Jeff Hanft

Jeff Hanft
/s/ Art Criden

Art Criden
MSG Properties LLC
By: /s/ Mark S. Gold

Name: Mark S. Gold
Tony Blank Family Trust
By: /s/ Tony Blank

Name: Tony Blank
/s/ Kevin Love

Kevin Love
/s/ Dwight Richert

Dwight Richert
/s/ Manuel Kadre

Manuel Kadre
/s/ Jonathan Colby

Jonathan Colby
/s/ Michael Hanzman

Michael Hanzman
/s/ Jonathan Wish

Jonathan Wish
/s/ John Accetta

John Accetta
/s/ Bryce Epstein

Bryce Epstein
/s/ Cory Waldman

Cory Waldman
/s/ Steven Meister

Steven Meister
/s/ Kenneth Goodman

Kenneth Goodman
SCB LLC
By: /s/ Paul G. Schwichte (Carbone)

Name: Paul G. Schwichte (Carbone)
Andy R, Inc.
By: /s/ Andy Roddeck

Name: Andy Roddeck
/s/ Barry Frank

Barry Frank
/s/ Bob Burstein

Bob Burstein
/s/ Brett Overman

Brett Overman
/s/ Mitchell Kline

Mitchell Kline
Michael and Rachel Goldman
/s/ Michael Goldman

Michael Goldman
/s/ Rachel Goldman

Rachel Goldman
/s/ Michael Meister

Michael Meister
/s/ Malcom Meister

Malcom Meister
/s/ Jay Shapiro

Jay Shapiro
/s/ Paul; B. Chaplin

Paul; B. Chaplin
Ronni Jill Trust
/s/ Judy Silverman, Trustee

Judy Silverman, Trustee
/s/ Gary N. Itzenson

Gary N. Itzenson
Stephen And Deborah Clifford, Joint Tenants
/s/ Stephen Clifford

Stephen Clifford
/s/ Deborah Clifford

Deborah Clifford
/s/ Thomas Brunnberg

Thomas Brunnberg
Stuart Lasher LP I
/s/ Stuart Lasher

Name: Stuart Lasher
/s/ Michael Levy

Michael Levy
/s/ John Fels

John Fels
/s/ Chris Damian

Chris Damian
/s/ Dan Kleiman

Dan Kleiman
/s/ Robert Rovinsky

Robert Rovinsky
/s/ Jimmy Tate

Jimmy Tate
/s/ Lester Epstein

Lester Epstein
/s/ Andrew Henschel

Andrew Henschel
Balogh Family Partnership
By: /s/ Illegible

Name: Illegible
/s/ Mark Levinson

Mark Levinson
/s/ Kenneth Bernstein

Kenneth Bernstein
/s/ Barry Ross

Barry Ross
Chris & Renne Eilers
/s/ Chris Eilers

Chris Eilers
/s/ Renne Eilers

Renne Eilers

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS
First Closing

(1)	(2)	(3)	(4)	(5)	(6)
					Purchase
	Address and	Number of	Number of $1.75	Number of $2.00	Price
Buyer	Facsimile Number	Preferred Shares	Warrant Shares	Warrant Shares	$
Michael E. Criden	11035 Marin Street, Coral Gables, FL 33156	483,333	483,333	120,833	362,500

Glenn Singer/GHS Holdings	552 N. Island Drive, Golden Beach, FL 33160	600,000	600,000	150,000	450,000

Stephen Esrick/SME Children LLP	12990 Owl Creek Ranch Road, Aspen, CO 81611	133,333	133,333	33,333	100,000

Scott Hunter	2686 Riviera Court, Weston, FL 33332	66,666	66,666	16,666	50,000

Michael Puder	5324 Princeton Way, Boca Raton, FL 33496	133,333	133,333	33,333	100,000

Michael Cohen	481 Sweet Bay Avenue, Plantation, FL 33324	66,666	66,666	16,666	50,000

Michael Brunnberg	445 N.E. 16th Avenue, Fort Lauderdale, FL 33301	100,000	100,000	25,000	75,000

Audrey Bennati	6330 Allison Road, Miami Beach, FL 33141	100,000	100,000	25,000	75,000

Dean and Jessica Goldfine	20755 N.E. 31st Place, Aventura, FL 33180	33,333	33,333	8,333	25,000

Doug Rudolph Doug M. Rudolph Partners Ltd.	212 Bal Bay Drive, Bal Harbour, FL 33154	166,666	166,666	41,666	125,000

Craig Morris/Ernie Fyrwald	415 E. Hyman Avenue, Aspen, CO 81611	66,666	66,666	16,666	50,000

William Matz	3482 Derby Lane, Weston, FL 33331	133,333	133,333	33,333	100,000

Peter Greenberg	22 Pyramid Road, Aspen, CO 81611	66,666	66,666	16,666	50,000

Brad Naimer, BradCliff Investments, Inc.	10 Holly Road, Hampstead, Quebec, Canada H3X 3K7	33,333	33,333	8,333	25,000

Todd Katz	213 Oakmont Drive, Philadelphia PA 19422	200,000	200,000	50,000	150,000

Robert Rubin, Apex Capital	13040 Old Cutler Road, Miami, FL 33156	66,666	66,666	16,666	50,000

Jeff Hanft	13040 Old Cutler Road, Miami, Florida 33156	66,666	66,666	16,666	50,000

Art Criden	1300 Tahoe Pines Circle, Alpharetta, GA 30005	33,333	33,333	8,333	25,000

MSG Properties LLC/Mark S. Gold	1801 N. Meridian Street, Tallahassee, FL 32301	66,666	66,666	16,666	50,000

Tony Blank Family Trust	1172 South Dixie Highway, #497, Coral Gables, FL 33146	66,666	66,666	16,666	50,000

Kevin Love	8150 S.W. 143 Street, Miami, Florida 33158	16,666	16,666	4,166	12,500

Dwight Richert	P.O. Box 2295, Winter Haven, FL 33883	66,666	66,666	16,666	50,000

Manuel Kadre	1503 Alberca Street, Coral Gables, FL 33134	200,000	200,000	50,000	150,000

Jonathan Colby	1548 Quayside Terrace, Miami, FL 33138	133,333	133,333	33,333	100,000

Michael Hanzman	9050 Schoolhouse Road, Coral Gables, FL 33143	200,000	200,000	50,000	150,000

(1)	(2)	(3)	(4)	(5)	(6)
					Purchase
	Address and	Number of	Number of $1.75	Number of $2.00	Price
Buyer	Facsimile Number	Preferred Shares	Warrant Shares	Warrant Shares	$
Jonathan Wish		16,666	16,666	4,166	12,500

John Accetta	700 Balboa Avenue, Coronado, CA 92118	50,000	50,000	12,500	37,500

Bryce Epstein	1020 S. Southlake Drive, Hollywood, FL 33019	100,000	100,000	25,000	75,000

Cory Waldman	1125 Lemonwood Street, Miami, FL	16,666	16,666	4,166	12,500

Steven Meister	1901 N.E. 188th Street, Miami, FL 33179	50,000	50,000	12,500	37,500

Kenneth Goodman	2600 N. Military Trail, #290, Boca Raton, FL 33431	33,333	33,333	8,333	25,000

SCB LLC/Paul G. Schwichte (Carbone)	2134 Hollywood Boulevard, Hollywood, Florida 33020	86,666	86,666	21,666	65,000

Andy Roddeck/Andy R, Inc.	140 Sherman Mills Drive, Ingrahm, TX 78025	66,666	66,666	16,666	50,000

Barry Frank	1395 Brickell Avenue, Suite 1200, Miami, FL 33131	50,000	50,000	12,500	37,500

Bob Burstein	129 Rosales Court, Coral Gables, FL 33143	66,666	66,666	16,666	50,000

Brett Overman	19501 West Country Club Drive, TS-5, Aventura, FL 33180	133,333	133,333	33,333	100,000

Mitchell Kline	4204 Emerson Place, Vestal, NY 13850	33,333	33,333	8,333	25,000

Michael and Rachel Goldman	16300 Hillsboro Avenue, South, St. Louis Park, MN 55401	33,333	33,333	8,333	25,000

Michael Meister	5880 S.W. 116th Street, Miami, FL 33156	66,666	66,666	16,666	50,000

Malcom Meister	3000 Island Boulevard, #2704, Aventura, FL 33160	33,333	33,333	8,333	25,000

Jay Shapiro	10102 S.W. 57th Court, Pinecrest, Florida 33156	66,666	66,666	16,666	50,000
Paul; B. Chaplin	108 Bal Bay Drive, Bal Harbor, FL 33154	66,666	66,666	16,666	50,000

Ronni Jill Trust/Judy Silverman, Trustee	19553 N.E. 37th Avenue, Aventura, FL 33180	100,000	100,000	25,000	75,000

Gary N. Itzenson	535 Leslie Lane, Blue Bell, PA 19422	33,333	33,333	8,333	25,000

Stephen and Deborah Clifford, Joint Tenants	1490 N.E. 103 Street, Miami Shores, FL 33138	66,666	66,666	16,666	50,000

Thomas Brunnberg	2730 N.E. 40th Street, Lighthouse Point, FL 36064	33,333	33,333	8,333	25,000

Stuart Lasher LP I	140 Fountain Parkway, Suite 420, St. Petersburg, FL 33716	133,333	133,333	33,333	100,000

Michael Levy	802 Spinnaker Drive East, Hollywood, FL 33109	33,333	33,333	8,333	25,000

John Fels	4026 Island Estates Drive, Aventura, FL 33160	33,333	33,333	8,333	25,000

Chris Damian	250 Gerona Avenue, Coral Gables, FL 33146	83,333	83,333	20,833	62,500

(1)	(2)	(3)	(4)	(5)	(6)
					Purchase
	Address and	Number of	Number of $1.75	Number of $2.00	Price
Buyer	Facsimile Number	Preferred Shares	Warrant Shares	Warrant Shares	$
Dan Kleiman	3920 Island Estates Drive, Aventura, FL 33160	33,333	33,333	8,333	25,000

Robert Rovinsky	8 Thoreau Court, Cherry Hill, NJ 08003	43,333	43,333	10,833	32,500

Jimmy Tate	12855 Biscayne Bay Drive, North Miami, FL 33181	60,000	60,000	15,000	45,000

Lester Epstein	19001 N.E. 28th Avenue, North Miami Beach, FL 33179	33,333	33,333	8,333	25,000

Andrew Henschel	20001 N.E. 21st Court, North Miami Beach, FL 33179	33,333	33,333	8,333	25,000

Balogh Family Partnership		83,333	83,333	20,833	62,500

Mark Levinson		66,666	66,666	16,666	50,000

Kenneth Bernstein	550 Golden Beach Drive, Golden Beach, FL 33160	26,666	26,666	6,666	20,000

Barry Ross	C/o Ross Realty Investments, Inc., 3325 S. University Drive, Suite 210, Davie, FL 33328	133,333	133,333	33,333	100,000

Chris & Renne Eilers		33,333	33,333	8,333	25,000
Second Closing

(7)	(8)	(9)	(10)	(11)	(12)
					Purchase
	Address and	Number of	Number of $1.75	Number of $2.00	Price
Buyer	Facsimile Number	Preferred Shares	Warrant Shares	Warrant Shares	$
Michael E. Criden	11035 Marin Street, Coral Gables, FL 33156	483,334	483,334	120,834	362,500

Glenn Singer/GHS Holdings	552 N. Island Drive, Golden Beach, FL 33160	600,000	600,000	150,000	450,000

Stephen Esrick/SME Children LLP	12990 Owl Creek Ranch Road, Aspen, CO 81611	133,334	133,334	33,334	100,000

Scott Hunter	2686 Riviera Court, Weston, FL 33332	66,667	66,667	16,667	50,000

Michael Puder	5324 Princeton Way, Boca Raton, FL 33496	133,334	133,334	33,334	100,000

Michael Cohen	481 Sweet Bay Avenue, Plantation, FL 33324	66,667	66,667	16,667	50,000

Michael Brunnberg	445 N.E. 16th Avenue, Fort Lauderdale, FL 33301	100,000	100,000	25,000	75,000

Audrey Bennati	6330 Allison Road, Miami Beach, FL 33141	100,000	100,000	25,000	75,000

Dean and Jessica Goldfine	20755 N.E. 31st Place, Aventura, FL 33180	33,334	33,334	8,334	25,000

Doug Rudolph Doug M. Rudolph Partners Ltd.	212 Bal Bay Drive, Bal Harbour, FL 33154	166,667	166,667	41,667	125,000

(7)	(8)	(9)	(10)	(11)	(12)
					Purchase
	Address and	Number of	Number of $1.75	Number of $2.00	Price
Buyer	Facsimile Number	Preferred Shares	Warrant Shares	Warrant Shares	$
Craig Morris/Ernie Fyrwald	415 E. Hyman Avenue, Aspen, CO 81611	66,667	66,667	16,667	50,000

William Matz	3482 Derby Lane, Weston, FL 33331	133,334	133,334	33,334	100,000

Peter Greenberg	22 Pyramid Road, Aspen, CO 81611	66,667	66,667	16,667	50,000

Brad Naimer, BradCliff Investments, Inc.	10 Holly Road, Hampstead, Quebec, Canada H3X 3K7	33,334	33,334	8,334	25,000

Todd Katz	213 Oakmont Drive, Philadelphia PA 19422	200,000	200,000	50,000	150,000

Robert Rubin, Apex Capital	13040 Old Cutler Road, Miami, FL 33156	66,667	66,667	16,667	50,000

Jeff Hanft	13040 Old Cutler Road, Miami, Florida 33156	66,667	66,667	16,667	50,000

Art Criden	1300 Tahoe Pines Circle, Alpharetta, GA 30005	33,334	33,334	8,334	25,000

MSG Properties LLC/Mark S. Gold	1801 N. Meridian Street, Tallahassee, FL 32301	66,667	66,667	16,667	50,000

Tony Blank Family Trust	1172 South Dixie Highway, #497, Coral Gables, FL 33146	66,667	66,667	16,667	50,000

Kevin Love	8150 S.W. 143 Street, Miami, Florida 33158	16,667	16,667	4,167	12,500

Dwight Richert	P.O. Box 2295, Winter Haven, FL 33883	66,667	66,667	16,667	50,000

Manuel Kadre	1503 Alberca Street, Coral Gables, FL 33134	200,000	200,000	50,000	150,000

Jonathan Colby	1548 Quayside Terrace, Miami, FL 33138	133,334	133,334	33,334	100,000

Michael Hanzman	9050 Schoolhouse Road, Coral Gables, FL 33143	200,000	200,000	50,000	150,000
Jonathan Wish		16,667	16,667	4,167	12,500

John Accetta	700 Balboa Avenue, Coronado, CA 92118	50,000	50,000	12,500	37,500

Bryce Epstein	1020 S. Southlake Drive, Hollywood, FL 33019	100,000	100,000	25,000	75,000

Cory Waldman	1125 Lemonwood Street, Miami, FL	16,667	16,667	4,167	12,500

Steven Meister	1901 N.E. 188th Street, Miami, FL 33179	50,000	50,000	12,500	37,500

Kenneth Goodman	2600 N. Military Trail, #290, Boca Raton, FL 33431	33,334	33,334	8,334	25,000

SCB LLC/Paul G. Schwichte (Carbone)	2134 Hollywood Boulevard, Hollywood, Florida 33020	86,667	86,667	21,667	65,000

Andy Roddeck/Andy R, Inc.	140 Sherman Mills Drive, Ingrahm, TX 78025	66,667	66,667	16,667	50,000

Barry Frank	1395 Brickell Avenue, Suite 1200, Miami, FL 33131	50,000	50,000	12,500	37,500

Bob Burstein	129 Rosales Court, Coral Gables, FL 33143	66,667	66,667	16,667	50,000

Brett Overman	19501 West Country Club Drive, TS-5, Aventura, FL 33180	133,334	133,334	33,334	100,000

Mitchell Kline	4204 Emerson Place, Vestal, NY 13850	33,334	33,334	8,334	25,000

Michael and Rachel Goldman	16300 Hillsboro Avenue, South, St. Louis Park, MN 55401	33,334	33,334	8,334	25,000

(7)	(8)	(9)	(10)	(11)	(12)
					Purchase
	Address and	Number of	Number of $1.75	Number of $2.00	Price
Buyer	Facsimile Number	Preferred Shares	Warrant Shares	Warrant Shares	$
Michael Meister	5880 S.W. 116th Street, Miami, FL 33156	66,667	66,667	16,667	50,000

Malcom Meister	3000 Island Boulevard, #2704, Aventura, FL 33160	33,334	33,334	8,334	25,000

Jay Shapiro	10102 S.W. 57th Court, Pinecrest, Florida 33156	66,667	66,667	16,667	50,000

Paul B. Chaplin	108 Bal Bay Drive, Bal Harbor, FL 33154	66,667	66,667	16,667	50,000

Ronni Jill Trust/Judy Silverman, Trustee	19553 N.E. 37th Avenue, Aventura, FL 33180	100,000	100,000	25,000	75,000

Gary N. Itzenson	535 Leslie Lane, Blue Bell, PA 19422	33,334	33,334	8,334	25,000

Stephen and Deborah Clifford, Joint Tenants	1490 N.E. 103 Street, Miami Shores, FL 33138	66,667	66,667	16,667	50,000

Thomas Brunnberg	2730 N.E. 40th Street, Lighthouse Point, FL 36064	33,334	33,334	8,334	25,000

Stuart Lasher LP I	140 Fountain Parkway, Suite 420, St. Petersburg, FL 33716	133,334	133,334	33,334	100,000

Michael Levy	802 Spinnaker Drive East, Hollywood, FL 33109	33,334	33,334	8,334	25,000

John Fels	4026 Island Estates Drive, Aventura, FL 33160	33,334	33,334	8,334	25,000

Chris Damian	250 Gerona Avenue, Coral Gables, FL 33146	83,334	83,334	20,834	62,500

Dan Kleiman	3920 Island Estates Drive, Aventura, FL 33160	33,334	33,334	8,334	25,000

Robert Rovinsky	8 Thoreau Court, Cherry Hill, NJ 08003	43,334	43,334	10,834	32,500

Jimmy Tate	12855 Biscayne Bay Drive, North Miami, FL 33181	60,000	60,000	15,000	45,000

Lester Epstein	19001 N.E. 28th Avenue, North Miami Beach, FL 33179	33,334	33,334	8,334	25,000

Andrew Henschel	20001 N.E. 21st Court, North Miami Beach, FL 33179	33,334	33,334	8,334	25,000

Balogh Family Partnership		83,334	83,334	20,834	62,500

Mark Levinson		66,667	66,667	16,667	50,000

Kenneth Bernstein	550 Golden Beach Drive, Golden Beach, FL 33160	26,667	26,667	6,667	20,000

Barry Ross	C/o Ross Realty Investments, Inc., 3325 S. University Drive, Suite 210, Davie, FL 33328	133,334	133,334	33,334	100,000

Chris & Renne Eilers		33,334	33,334	8,334	25,000

EXHIBITS

Exhibit A	Form of Warrants. See Exhibits 4.1 and 4.2 of this Form 8-K.

Exhibit B	Form of Registration Rights Agreement. See Exhibit 10.2 of this Form 8-K.

Exhibit C	Form of Irrevocable Transfer Agent Instructions

Exhibit D	Certificate of Designation. See Exhibit 3.1 of this Form 8-K.

Schedule 3(a)
Subsidiaries
OVT, Inc., a Georgia corporation
Ownership: 100%

Schedule 3(g)
No General Solicitation; Placement Agent’s Fees
On June 29, 2005, the Company entered into an agreement (the “June 2005 Agreement”) with Ascendiant Securities, LLC (“Ascendiant”), pursuant to which Ascendiant agreed to use its best efforts as a financial advisor and exclusive placement agent to assist the Company in the sale of its debt and/or equity securities for financing purposes. The Company does not believe that Ascendiant is entitled to compensation under the June 2005 Agreement as a result of the closing of the transaction contemplated by this Agreement.

Schedule 3(j)
SEC Documents; Financial Statements
As of the date hereof, the Company has timely filed all SEC Reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act in the last two years other than: (i) Annual Report on Form 10-KSB for the Year Ended December 31, 2004, which was filed on April 29, 2005; (ii) Current Report on From 8-K, which was filed on July 27, 2005; and (iii) Quarterly Report on Form 10-QSB for the Quarterly Period Ended June 30, 2005 which was filed on September 14, 2005.
On August 24, 2005, the staff of the SEC’s Division of Corporation Finance provided the Company with a comment letter on the Company’s Form 10-KSB for the fiscal year ended December 31, 2004 and the Company’s Form 10-QSB for the quarterly period ended March 31, 2005. The Company has provided this letter to the Buyers.
Schedule 3(q)
Equity Capitalization
In connection with the Company’s March 2005 equity financing, warrants to purchase 880,620 shares of Common Stock at a purchase price of $3.50 per share were issued. As a result of the anti-dilution provisions contained in such warrants, new warrants to purchase 4,109,560 shares of Common Stock at a purchase price of $0.75 per share will be issued to the investors in the March 2005 equity financing in exchange for their existing warrants.

Schedule 4(i)
Additional Registration Statements
As a result of the Closing, the Company will be required to file a post-effective amendment to its Registration Statement on Form SB-2 filed with the SEC on June 30, 2005 (SEC File No. 333-124918).
As of the date hereof, Ascendiant Capital Group LLC has piggy-back registration rights for 750,000 shares of Common Stock, Interim CFO Solutions LLC has piggy-back registration rights for 2,608,696 shares of Common Stock underlying common stock purchase warrants, ACI Solutions has piggy-back registration rights for 127,981 shares of Common Stock, WH Platts has piggy-back registration rights for 52,000 shares of Common Stock and The Lippin Group has piggy-back registration rights for 11,000 shares of Common Stock.

Exhibit C
TRANSFER AGENT INSTRUCTIONS
SMARTVIDEO TECHNOLOGIES, INC.
October __, 2005
Continental Stock Transfer and Trust Company
17 Battery Place South
8th Floor
New York, NY 10004
Attention:
Ladies and Gentlemen:
     Reference is made to that certain Securities Purchase Agreement, dated as of October ___, 2005 (the “Agreement”), by and among SmartVideo Technologies, Inc., a Delaware corporation (the “Company”), and the investors named on the Schedule of Buyers attached thereto (collectively, the "“Holders”), pursuant to which the Company is issuing to the Holders shares (the “Preferred Shares”) of the Series A-1 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”), and Warrants (the “Warrants”), which are exercisable into shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”).
     This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):
     (i) to issue shares of Preferred Stock upon transfer or resale of the Preferred Shares;
     (ii) to issue shares of Common Stock upon conversion of Preferred Stock (the “Converted Shares”) to or upon the order of a Holder upon delivery to you of a written notice that such Holder elects or is required to convert all or any number of such shares of the Preferred Stock; and
     (iii) to issue shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.
     You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Converted Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the "1933 Act”), or (ii) sales of the Converted Shares and the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”), (b) if applicable, a copy of such registration statement, and (c) notice from legal counsel to the Company or any Holder that a transfer of Converted Shares and/or Warrant Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then as promptly as practicable, you shall issue the certificates representing the Converted Shares and the Warrant Shares registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Converted Shares and the Warrant Shares thereby and should not be subject to any stop-transfer restriction.

     A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Converted Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.
     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (770) 729-8777.

Very truly yours,

SMARTVIDEO TECHNOLOGIES, INC.
By:
	Name:	Richard E. Bennett, Jr.
	Title:	President & CEO

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this ___day of October 2005
Continental Stock Transfer and Trust Company

By:	Name: Title:
Enclosures

EXHIBIT I
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT
SMARTVIDEO TECHNOLOGIES, INC.
To: SmartVideo Technologies, Inc.
     The undersigned is the holder of Warrant No. ___(the “Warrant”) issued by SmartVideo Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. The Warrant is currently exercisable to purchase a total of                      Warrant Shares.
     2. The undersigned holder hereby exercises its right to purchase                      Warrant Shares pursuant to the Warrant.
     3. The Holder intends that payment of the Exercise Price shall be made as:
                               a “Cash Exercise” with respect to                      Warrant Shares; and/or
                               a “Cashless Exercise” with respect to                      Warrant Shares.
     4. Pursuant to this exercise, the Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.
     5. Following this exercise, the Warrant shall be exercisable to purchase a total of                      Warrant Shares.
     Please issue the Warrant Shares in the following name and to the following address:

Issue to:

Account Number:

(if electronic book entry transfer)

DTC Participant Number:

(if electronic book entry transfer)
Date: _______________ , ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated October ___, 2005 from the Company and acknowledged and agreed to by Continental Stock Transfer and Trust Company.

SMARTVIDEO TECHNOLOGIES, INC.
By:
	Name:	Richard E. Bennett, Jr.
	Title:	President & CEO

EXHIBIT II
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT
Continental Stock Transfer and Trust Company
17 Battery Place South
8th Floor
New York, NY 10004
Attn:
     Re: SmartVideo Technologies, Inc.
Ladies and Gentlemen:
     We are counsel to SmartVideo Technologies, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of October ___, 2005 (the “Securities Purchase Agreement”), entered into by and among the
          Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders shares (the “Preferred Shares”) of the Series A-1 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) and warrants (the "Warrants”) exercisable for shares of the Company’s Common Stock, par value $0.001 per share (the "Common Stock”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and/or exercise of the Warrants under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                      2005, the Company filed a Registration Statement on Form S-                     (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.
          In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.
          This letter shall serve as our standing opinion to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. Assuming that at the time of each sale you have received notice that (1) the Holders sell the Common Stock for their own account pursuant to the prospectus and in compliance with the prospectus delivery requirements of the 1933 Act and (2) you shall have received notice from the Company that (a) the Company has timely filed all required reports under the 1934 Act, (b) there is no stop order suspending the effectiveness of the Registration Statement, and (c) there has been no event that would cause the Registration Statement to include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, you need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated October ___, 2005. This letter shall serve as our standing opinion with regard to this matter.

Very truly yours,

[ISSUER’S COUNSEL]

By:
CC: [LIST NAMES OF HOLDERS]